Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Roundy’s, Inc. 2015 Incentive Compensation Plan of Roundy’s, Inc. of our reports dated March 13, 2015, with respect to the consolidated financial statements and schedule of Roundy’s, Inc. and the effectiveness of internal control over financial reporting of Roundy’s, Inc. included in its Annual Report (Form 10-K) for the year ended January 3, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 15, 2015